As filed with the Securities and Exchange Commission on January 30, 2019

Registration No. 333-195058

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Greenbrier Companies, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0816972
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Centerpointe Drive, Suite 200 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

2014 Employee Stock Purchase Plan

(Full title of the plan)

William A. Furman

Chairman, Chief Executive Officer and President

The Greenbrier Companies, Inc.

One Centerpointe Drive, Suite 200

Lake Oswego, Oregon 97035

(503) 684-7000

(Name, address and telephone number of agent for service)

Copy to:

Sherrill A. Corbett

Tonkon Torp LLP

1600 Pioneer Tower

888 S.W. Fifth Avenue

Portland, Oregon 97204

(503) 221-1440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed by The Greenbrier Companies, Inc., an Oregon corporation (the “Registrant”), to amend Registration Statement No. 333-195058 on Form S-8 (as amended, the “Registration Statement”), pursuant to which the Registrant registered 750,000 shares of its common stock, no par value (the “Stock”), for sale under the Registrant’s 2014 Employee Stock Purchase Plan (the “Plan”). On October 24, 2018, subject to approval by the Registrant’s shareholders, the Registrant adopted an amendment to the Plan (the “Amendment”) extending the termination date of the Plan from February 28, 2019 to February 29, 2024. Except for the extension of the termination date of the Plan, the Plan remains in full force and effect in accordance with its terms. The Registrant’s shareholders approved the Amendment on January 9, 2019. The Plan is filed herewith as Exhibit 99.1 and the Amendment is filed herewith as Exhibit 99.2.

Item 8. Exhibits.

The Exhibit Index to the Registration Statement is amended to include Exhibits 99.1 and 99.2 filed herewith and listed on the Exhibit Index immediately preceding the signature page, which Exhibit Index is incorporated herein by this reference.

[Signature pages follow]

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	The Greenbrier Companies, Inc. 2014 Employee Stock Purchase Plan is incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on November 19, 2014.

99.2	The Greenbrier Companies, Inc. Amendment to 2014 Employee Stock Purchase Plan is incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on November 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, State of Oregon, on January 25, 2019.

THE GREENBRIER COMPANIES, INC.

By:	/s/ William A. Furman
William A. Furman Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William A. Furman his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2019:

Principal Executive Officers:

/s/ William A. Furman
William A. Furman Chairman, Chief Executive Officer and President

/s/ Lorie L. Tekorius
Lorie L. Tekorius Executive Vice President and Chief Operating Officer (Principal Financial Officer)

/s/ Adrian J. Downes
Adrian J. Downes Senior Vice President, Acting Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2019:

Directors:

/s/ William A. Furman
William A. Furman, Chairman

/s/ Thomas B. Fargo
Thomas B. Fargo

/s/ Wanda F. Felton
Wanda F. Felton

/s/ Graeme A. Jack
Graeme A. Jack

/s/ Duane C. McDougall
Duane C. McDougall

/s/ David L. Starling
David L. Starling

/s/ Charles J. Swindells
Charles J. Swindells

/s/ Donald A. Washburn
Donald A. Washburn

/s/ Kelly M. Williams
Kelly M. Williams